UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 11, 2014

SABRA HEALTH CARE REIT, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-34950	27-2560479
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18500 Von Karman, Suite 550 Irvine, CA	92612
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number including area code: (949) 255-7100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
On February 6, 2014, Sabra Health Care Limited Partnership and Sabra Capital Corporation, subsidiaries of Sabra Health Care REIT, Inc. (together, the “Issuers”), delivered to the remaining holders of the Issuers’ outstanding 8.125% Senior Notes due 2018 (the “Notes”) a notice of redemption for the $357,000 aggregate principal amount of Notes not tendered on or prior to 11:59 p.m., New York City time, on February 5, 2014 in connection with their previously announced tender offer, at a redemption price of $1,094.85 for each $1,000 principal amount of Notes redeemed. Subsequently, the Issuers irrevocably deposited with Wells Fargo, National Association, as trustee (the “Trustee”) under the indenture, dated as of October 27, 2010, among the Issuers, Sabra Health Care REIT, Inc., the other guarantors named therein and the Trustee (as amended and supplemented, the “Indenture”), an amount sufficient to redeem such Notes with the Trustee, thereby discharging their obligations under the Notes and the Indenture in accordance with the satisfaction and discharge provisions of the Indenture. The redemption of such Notes occurred on February 11, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SABRA HEALTH CARE REIT, INC.

/S/ HAROLD W. ANDREWS, JR.
Name:	Harold W. Andrews, Jr.
Title:	Executive Vice President, Chief Financial Officer and Secretary
Dated: February 11, 2014